SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

August 3, 2020

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: PostAds, Inc.
File Reference No. 333-208931

We were previously the independent registered public accounting firm for PostAds, Inc. and under the date of April 13, 2020, we reported on the financial statements of PostAds, Inc., as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019.

Effective August 3, 2020 we were dismissed as the independent registered public accounting firm. We have read PostAds, Inc.'s disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on PostAds Inc.'s Form 8-K dated August 3, 2020 be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com
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